Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the use in Amendment No. 1 to the Current Report on Form 8-K dated September 28, 1999 of Grace Development, Inc. our reports dated June 24, 1999 relating to the financial statements of New Millennium Multimedia, Inc. and June 15, 1999 relating to the financial statement of Avana Communications Corporation, which are contained therein.


Atlanta, Georgia
November 15, 1999                            Smith & Radigan, Certified Public
                                             Accountants, LLC